Exhibit 16.1

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W. Washington, D.C. 20549

May 13, 2002

Dear Ladies and Gentlemen:

Re:     Vastera, Inc.

           We have read Item 4(a) included in the Form 8-K dated May 14, 2002 of Vastera, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Copy to:	Mr. Philip J. Balsamo Chief Financial Officer Vastera, Inc.